EXHIBIT 10.1

AMENDMENT NO. 3 TO

AMENDED AND RESTATED LICENSE AGREEMENT

This Amendment No. 3 to the Amended and Restated License Agreement (this “Amendment No. 3”), is entered into by and between Immersion Software Ireland Limited (“Immersion Ireland”), an Irish company and a wholly owned subsidiary of Immersion Corporation, a Delaware corporation (“Immersion Corporation,” and collectively with Immersion Ireland, “Immersion”), and Samsung Electronics Co., Ltd., a South Korean corporation with principal offices located at 416 Maetan-3dong, Yeongtong-gu, Suwon-si, Gyeonggi-do, 443-742 Korea for itself and on behalf of its Affiliates (collectively “Samsung”), effective as of the date that the last party executes this Agreement (the “Third Amendment Date”). This Amendment No. 3 amends that certain Amended and Restated License Agreement, effective as of January 1, 2013, by and between Immersion and Samsung, as amended heretofore (the “Agreement”). Capitalized terms used, but not defined, in this Amendment No. 3, shall have the same meaning ascribed to them in the Agreement.

WHEREAS, the parties wish to amend the Agreement to grant licenses set forth in the Agreement with respect to Samsung Branded Office Printers (as defined herein) on the terms and conditions set forth in this Amendment No. 3.

NOW, THEREFORE, in accordance with Section 14.9 of the Agreement, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Agreement as follows:

1. Addition of Samsung Branded Office Printers to the Agreement.

a. Addition of Definitions. The parties hereby amend the Agreement by adding a new Sections 1.75 and replacing the definition of Licensed TouchSense Device as follows:

“1.75 “Samsung Branded Office Printers” shall mean office printers that are marketed and sold under Samsung’s brand to end users of such products.””

“1.43 “Licensed TouchSense Device” shall mean a Samsung Branded Mobile Device and/or a Samsung Branded Office Printer that incorporates Licensed Software in compliance with the terms and conditions of this Agreement.””

This Amendment No. 3 supersedes all prior discussions and understandings between the parties with respect to the matters set forth herein. Except as expressly modified and amended in this Amendment No. 3, all other provisions of the Agreement shall remain in full force and effect and unchanged and are ratified hereby. In the event of any inconsistency or conflict between the Agreement and this Amendment No. 3, the terms, conditions and provisions of this Amendment No. 3 shall govern and control. This Amendment No. 3 may be executed (including, without limitation, by facsimile signature or PDF) in counterparts, with the same effect as if the parties had signed the same document. Each counterpart so executed shall be deemed to be an original, and all such counterparts shall be construed together and shall constitute one agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the authorized representatives of the parties hereto have signed this Amendment No. 3 effective as of the Third Amendment Date.

Immersion Software Ireland Limited	Immersion Corporation

By: /s/ LIAM GRAINGER	By: /s/ Victor Viegas

Name: LIAM GRAINGER	Name: VICTOR VIEGAS

Title: DIRECTOR	Title: President and CEO

Date signed: AUGUST 14, 2014	Date signed: AUGUST 14, 2014

Samsung Electronics Co., Ltd.

By: /s/ WON HYUN CHO

Name: WON HYUN CHO

Title: Director

Date signed: August 12, 2014

Amendment No. 3 to Amended and Restated License Agreement	Page 2 of 2